Exhibit 10.24

STOCKHOLDERS AGREEMENT

DATED AS OF OCTOBER 6, 2014

AMONG

Vivint Solar, INC.

AND

THE OTHER PARTIES HERETO

i

STOCKHOLDERS AGREEMENT

This Stockholders Agreement is entered into as of October 6, 2014 by and among Vivint Solar, Inc., a Delaware corporation (the “Company”), 313 Acquisition LLC, a Delaware limited liability company (“313 Acquisition”), and each of the other parties identified on the signature pages hereto (together with 313 Acquisition, the “Investor Parties”).

RECITALS:

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined below);

WHEREAS, as of the date of this Agreement, the Investor Parties, indirectly through 313 Acquisition, collectively own greater than a majority of the outstanding Common Stock (as defined below) of the Company;

WHEREAS, in connection with such ownership the Investor Parties and other members entered into the Amended and Restated Limited Liability Company Agreement, dated as of November 16, 2012 (as amended, modified or supplemented from time to time, the “LLC Agreement”), setting forth certain rights related to corporate governance and other matters of 313 Acquisition; and

WHEREAS, in connection with, and effective upon, the date of completion of the IPO (the “Closing Date”), the parties hereto wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I.
INTRODUCTORY MATTERS

Defined Terms

.  In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“313 Acquisition” has the meaning set forth in the Preamble.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” means this Stockholders Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Blackstone Designee” has the meaning set forth in Section 2.1(b).

“Blackstone Entities” means the entities comprising the Blackstone Parties and their Affiliates and their respective successors and Permitted Assigns.

“Blackstone Parties” means the entities listed on the signature pages hereto under the heading “Blackstone Parties” and any other Blackstone Entities that may from time to time become parties hereto.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Change of Control” means: (i) the sale of all or substantially all of the assets of the Company to any Person (or group of Persons acting in concert), other than to (x) the Blackstone Entities or (y) any employee benefit plan (or trust forming a part thereof) maintained by 313 Acquisition, the Company or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by 313 Acquisition or the Company; (ii) a merger, recapitalization or other sale by 313 Acquisition, the Company, the Blackstone Entities or any of their respective Affiliates, to a Person (or group of Persons acting in concert) of shares of Common Stock or other equity interests of the Company that results in more than 50% of the shares of Common Stock or other equity interests of the Company (or any resulting company after a merger) being held by a Person (or group of Persons acting in concert) that does not include (x) the Blackstone Entities or (y) an employee benefit plan (or trust forming a part thereof) maintained by 313 Acquisition, the Company or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by 313 Acquisition or the Company; or (iii) any other event that results in the Blackstone Entities ceasing to have the ability to designate a majority of the Total Number of Directors.

“Closing Date” has the meaning set forth in the Recitals.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

“Company” has the meaning set forth in the Preamble.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Controlled Company” means a company that is a “controlled company” within the meaning of such term under the New York Stock Exchange rules or the rules of such other stock exchange or securities market on which shares of Common Stock are then listed or quoted.

“Director” means any member of the Board.

“Dunn” means Alex Dunn and his Affiliates.

“Employee Stockholders Agreement” means the agreement entered into by and between the Company and 313 Acquisition pursuant to which certain employee stockholders of the Company are required to vote their shares of Common Stock as directed by 313 Acquisition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fair Market Value” means, with respect to property (other than cash), the fair market value of such property as determined in good faith by the Board.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Indebtedness” of a Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding contingent obligations under surety bonds), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) the capitalized amount of all capital leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers acceptance, surety bond or similar instrument, (vi) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (vii) all obligations of a type described in clauses (i) through (vi) and clauses (viii) and (ix) of this definition secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (viii) all Hedging Obligations of such Person, and (ix) all Indebtedness of others guaranteed by such Person.  Any obligation constituting Indebtedness solely by virtue of the preceding clause (vii) shall be valued at the lower of the Fair Market Value of the corresponding asset and the aggregate unpaid amount of such obligation.

“Investor Parties” has the meaning set forth in the Preamble.

“IPO” has the meaning set forth in the Recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“LLC Agreement” has the meaning set forth in the Recitals.

“Pedersen” means Todd Pedersen and his Affiliates.

“Pedersen Designee” has the meaning set forth in Section 2.1(c).

“Permitted Assigns” means, with respect to a Blackstone Entity, a Transferee of shares of Common Stock or a Permitted Transferee (as defined in the LLC Agreement) that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Plan Asset Regulation” has the meaning set forth in Section 3.3.

“Pre-IPO Owners” means the Blackstone Parties, the Summit Parties, Pedersen, Dunn and their respective Affiliates.

“Sponsor Groups” means the Blackstone Entities, the Summit Entities and Pedersen.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Summit Designee” has the meaning set forth in Section 2.1(c).

“Summit Entities” means the entities comprising the Summit Parties and their Affiliates.

“Summit Parties” means the entities listed on the signature pages hereto under the heading “Summit Parties” and any other Summit Entities that may from time to time become parties hereto.

“Tax Equity Financing” means a tax equity financing entered into solely in connection with the acquisition or refinancing by the Company or any of its Subsidiaries of energy generating, transmission or distribution assets (and any assets related thereto).

“Total Number of Directors” means the total number of directors comprising the Board.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security.  When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“VCOC Investor” has the meaning set forth in Section 3.3.

Construction

.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

ARTICLE II.
CORPORATE GOVERNANCE MATTERS

Election of Directors

.

(a)Following the Closing Date, the Blackstone Entities shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) a majority of the Total Number of Directors, so long as the Pre-IPO Owners collectively beneficially own 50% or more of the outstanding shares of Common Stock; (ii) 40% of the Total Number of Directors, in the event that the Pre-IPO Owners collectively beneficially own 40% or more, but less than 50%, of the outstanding shares of Common Stock; (iii) 30% of the Total Number of Directors, in the event that the Pre-IPO Owners collectively beneficially own 30% or more, but less than 40%, of the outstanding shares of Common Stock; (iv) 20% of the Total Number of Directors, in the event that the Pre-IPO Owners collectively beneficially own 20% or more, but less than 30%, of the outstanding shares of Common Stock; and (v) 10% of the Total

Number of Directors, in the event that the Pre-IPO Owners collectively beneficially own 5% or more, but less than 20%, of the outstanding shares of Common Stock. For purposes of calculating the number of directors that the Blackstone Entities are entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., one and one quarter (1 ¼) Directors shall equate to two (2) Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.  At the request of the Blackstone Entities, for so long as the Board is classified, the Blackstone Entities shall be entitled to nominate that number of Directors to each class, such that the number of Directors nominated by the Blackstone Entities in each class shall be as nearly equal as possible.

(b)In the event that the Blackstone Entities have nominated less than the total number of designees that the Blackstone Entities are then entitled to nominate pursuant to Section 2.1(a), the Blackstone Entities shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case the Company, 313 Acquisition and the Directors shall take all necessary corporate action, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to (x) enable the Blackstone Entities to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (y) to designate such additional individuals nominated by the Blackstone Entities to fill such newly-created vacancies or to fill any other existing vacancies.  Each such person whom the Blackstone Entities shall actually nominate pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “Blackstone Designee”.

(c)Following the Closing Date, (i) the Summit Entities shall have the right, but not the obligation, to nominate to the Board at least one individual so designated for election as a Director (each such person who is thereafter elected to the Board to serve as a Director, a “Summit Designee”) and (ii) Pedersen shall have the right, but not the obligation, to nominate to the Board at least one individual so designated for election as a Director (each such person who is thereafter elected to the Board to serve as a Director, a “Pedersen Designee”), in each case, so long as (i) the Pre-IPO Owners collectively beneficially own 50% or more of the outstanding shares of Common Stock as of the record date for such meeting and (i) the Summit Entities or Pedersen, as applicable, hold shares of Common Stock or continue to hold membership interests in 313 Acquisition.

(d)In the event that a vacancy is created at any time by the death, retirement or resignation of any Blackstone Designee, Summit Designee or Pedersen Designee, the remaining Directors and the Company shall, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new designee of the Blackstone Entities, the Summit Entities or Pedersen, as applicable, as soon as possible, and the Company hereby agrees to take, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same.

(e)The Company agrees, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors the persons designated pursuant to this Section 2.1 (to the extent that Directors of such nominee’s class are to be elected at such meeting for so long as the Board is classified) and to nominate and recommend each such individual to be elected as a Director as provided herein, and to solicit proxies or consents in favor thereof. The Company is entitled to identify such individual as a Blackstone Designee, a Summit Designee or a Pedersen Designee, as applicable, pursuant to this Agreement.

2.2Committees

(a)Until such time as the Company ceases to be a Controlled Company, (i) the Blackstone Entities shall have the right (but not the obligation) to designate a majority of the members of each committee of the Board except to the extent that a designee of the Blackstone Entities is not permitted to serve on a committee under applicable Law or listing standards and (ii) any additional members of any committee shall be determined by the Board.

(b)Following such time as the Company ceases to be a Controlled Company, the composition of each committee of the Board shall be determined by the Board, subject to compliance with applicable Law or listing standards; provided that the Blackstone Entities shall have the right (but not the obligation) to designate to each such committee of the Board at least one member or such greater number of members that is as nearly proportionate to the representation of the Blackstone Entities on the Board as possible except to the extent that a designee of the Blackstone Entities is not permitted to serve on a committee under applicable Law or listing standards.

Agreement to Vote

.

(a)At such time as the Investor Parties hold of record shares of Common Stock, each Investor Party agrees to vote, in person or by proxy, or to act by written consent (if applicable) with respect to, all shares of Common Stock or other equity securities of the Company having the right to vote for the election of Directors to cause the election of the designees of each Sponsor Group for so long as such Sponsor Group has the right to nominate a Director pursuant to Section 2.1 and, at all times, whether or not such an Investor Party holds of record shares of Common Stock, to take all other actions within such Person’s power to ensure that the composition of the Board and each committee is as set forth in Sections 2.1 and 2.2.

(b)For so long as 313 Acquisition holds of record shares of Common Stock, 313 Acquisition agrees (i) to vote, in person or by proxy, or to act by written consent (if applicable) with respect to, all shares of Common Stock or other equity securities of the Company having the right to vote for the election of Directors to cause the election of the designees of each Sponsor Group for so long as such Sponsor Group has the right to nominate a Director pursuant to Section 2.1, (ii) to take all other actions within such its power to ensure that the composition of the Board and each committee is as set forth in Sections 2.1 and 2.2, and (iii) to take all action within its power to otherwise give effect to the rights of each of the Investor Parties as set forth herein as if such Investor Party were a holder of record of shares of Common Stock, so long as such Investor Party continues to own a membership interest in 313 Acquisition.

Consent Rights

.   For so long as the Pre-IPO Owners collectively beneficially own at least 30% of the then outstanding shares of Common Stock and the Blackstone Parties are entitled to designate at least one Director pursuant to Section 2.1(a), the following actions shall require the prior consent of the Blackstone Parties delivered in accordance with Section 4.13, which consent may be withheld for any reason or no reason, in addition to the Board’s approval (or, as applicable, the approval of the requisite governing body of any Subsidiary of the Company, the approval of the board of managers of 313 Acquisition or any requisite statutory vote):

(a)changing the size or the composition of the Board or any committee of the Board, except as expressly provided for in this Agreement or in the Company’s certificate of incorporation then in effect;

(b)entering into, or agreeing or otherwise committing to enter into, any business or operations other than those businesses and operations of the same or similar nature to those which are being conducted by the Company or its Subsidiaries as of the date of this Agreement, or any other change, through any acquisition, disposition of assets or otherwise, in the nature of the business or operations of the Company or any of its Subsidiaries as of the date of this Agreement;

(c)voluntarily initiating any liquidation, dissolution or winding up of the Company or any of its Subsidiaries, permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or any of its Subsidiaries, the decision not to oppose any similar proceeding commenced by a third party or the adoption of any plan or proposal with respect to any of the foregoing or any reorganization or recapitalization of the Company or any of its Subsidiaries;

(d)any Change of Control, except as expressly provided for by the LLC Agreement;

(e)entering into any agreement providing for the acquisition or divestiture of assets or Persons, in each such case involving consideration payable or receivable by the Company or any of its Subsidiaries in excess of $100 million in the aggregate in any single transaction or series of related transactions during any twelve-month period;

(f)any incurrence by the Company or any of its Subsidiaries of Indebtedness or entry into Tax Equity Financing in excess of $200 million in the aggregate in any single transaction or series of related transactions;

(g)any issuance or series of related issuances of equity securities by the Company or any of its Subsidiaries for an aggregate consideration in excess of $100 million;

(h)entering into any joint venture or similar business alliance involving investment, contribution or disposition by the Company or its Subsidiaries of assets (including stock of Subsidiaries) having an aggregate Fair Market Value in excess of $100 million, other than transactions solely between and among the Company and its wholly owned Subsidiaries;

(i)any amendment, modification or waiver of this Agreement or the Employee Stockholders Agreement; and

(j)any amendment, modification or waiver of the Company’s certificate of incorporation, bylaws or any other governing document of the Company following the Closing Date.

ARTICLE III.
INFORMATION; VCOC

Books and Records; Access

.  The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles.  For so long as the Blackstone Entities beneficially own 5% or more of the outstanding shares of Common Stock, the Company shall, and shall cause its Subsidiaries to, permit the Blackstone Entities and their respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary.   For so long as the Blackstone Entities beneficially own 5% or more of the outstanding shares of Common Stock, the Company shall, and shall cause its Subsidiaries to, provide the Blackstone Entities, in addition to other information that might be reasonably requested by the Blackstone Entities from time to time, (i) direct access to the Company's auditors and officers, (ii) the ability to link the Blackstone Entities’ systems into the Company’s general ledger and other systems in order to enable the Blackstone Entities to retrieve data on a “real-time” basis, (iii) quarter-end reports, in a format to be prescribed by the Blackstone Entities, to be provided within 30 days after the end of each quarter, (iv) copies of all materials provided to the Company’s board of directors (or equivalent governing body) at the same time as provided to the directors (or their equivalent) of the Company, (v) access to appropriate officers and directors of the Company at such times as may be requested by the Blackstone Entities, as the case may be, for consultation with each of the Blackstone Entities with respect to matters relating to the business and affairs of the Company and its Subsidiaries, (vi) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, and to provide the Blackstone Entities, with the right to consult with the Company and its Subsidiaries with respect to such actions, (vii) flash data, in a format to be prescribed by the Blackstone Entities, to be provided within ten days after the end of each quarter and (viii) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries  (all such information so furnished pursuant to this Section 3.1, the “Information”).  The Company agrees to consider, in good faith, the recommendations of the Blackstone Entities in connection with the matters on which the Company is consulted as described above.  Subject to Sections 3.2 and 3.3, any Blackstone Entity (and any party receiving Information from a Blackstone Entity) who shall receive Information shall maintain the confidentiality of such Information, and the Company shall not be required to disclose any privileged Information of the Company so long as the

Company has used its commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Blackstone Entities without the loss of any such privilege.

Consent to Sharing of Information

.  Individuals associated with the Blackstone Entities may from time to time serve on the boards of directors of the Company and its Subsidiaries.  The Company, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) will from time to time receive non-public information concerning the Company and its Subsidiaries and (ii) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 3.1) share such information with other individuals associated with the Blackstone Entities.  Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as directors and enabling the Blackstone Entities, as equityholders, to better evaluate the Company’s performance and prospects. The Company, on behalf of itself and its Subsidiaries, hereby irrevocably consents to such sharing.

VCOC

.  With respect to each Blackstone Entity or Summit Entity that is intended to qualify its direct or indirect investment in the Company as a “venture capital investment” as defined in the Department of Labor regulations codified at 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”) (each, a “VCOC Investor”), for so long as the VCOC Investor, directly or through one or more subsidiaries, continues to hold any shares of Common Stock (or other securities of the Company into which such shares of Common Stock may be converted or for which such shares of Common Stock may be exchanged), without limitation or prejudice of any the rights provided to the Blackstone Entities or the Summit Entities hereunder, the Company shall, with respect to each such VCOC Investor:

(a)provide each VCOC Investor or its designated representative with:

(i)upon reasonable notice and at mutually convenient times, the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries;

(ii)as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(iii)as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the

United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(iv)to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and

(v)upon written request by the VCOC Investor, copies of all materials provided to the Board, subject to appropriate protections with respect to confidentiality and preservation of attorney-client privilege;

provided, that, in each case, if the Company makes the information described in clauses (ii), (iii) and (iv) of this clause (a) available through public filings on the EDGAR System or any successor or replacement system of the U.S. Securities and Exchange Commission, the delivery of such information shall be deemed satisfied;

(b)make appropriate officers and/or Directors of the Company available, and cause the officers and directors of its Subsidiaries to be made available, periodically and at such times as reasonably requested by each VCOC Investor, upon reasonable notice and at mutually convenient times, for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries;

(c)to the extent that the VCOC Investor requests to receive such information and rights, and to the extent consistent with applicable Law or listing standards (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform each VCOC Investor or its designated representative in advance with respect to any significant corporate actions, and to provide (or cause to be provided) each VCOC Investor or its designated representative with the right to consult with the Company and its Subsidiaries with respect to such actions should the VCOC Investor elect to do so, provided however, that this right to consult must be exercised within five (5) days after the Company informs the VCOC Investor of the proposed corporate action and provided further that the Company shall be under no obligation to provide the VCOC Investor with any material non-public information with respect to such corporate action; and

(d)provide each VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine in writing to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Asset Regulation, provided that the parties agree that any such rights of consultation shall be of a nature consistent with those granted above and nothing in this Agreement shall be deemed to require the Company to grant to the VCOC Investor any additional rights with respect to the governance or management of the Company.

The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above in this Section 3.3, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

In the event a VCOC Investor or any of its Affiliates Transfers all or any portion of their investment in the Company to an Affiliated entity that is intended to qualify as a “venture capital operating company” (as defined in the Plan Asset Regulation), such Transferee shall be afforded the same rights with respect to the Company afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

In the event that the Company ceases to qualify as an “operating company” (as defined in the first sentence of 2510.3-101(c)(1) of the Plan Asset Regulation), or the investment in the Company by a VCOC Investor does not qualify as a “venture capital investment” as defined in the Plan Asset Regulation, then the Company and each Blackstone Entity and Summit Entity will cooperate in good faith to take all reasonable actions necessary, subject to applicable Law, to preserve the VCOC status of each VCOC Investor or the qualification of the investment as a “venture capital investment,” it being understood that such reasonable actions shall not require a VCOC Investor to purchase or sell any investments.

ARTICLE IV.
GENERAL PROVISIONS

Termination

.  Except for Section 3.3, this Agreement shall terminate on the earlier to occur of (i) such time as the Blackstone Entities are no longer entitled to nominate a Director pursuant to Section 2.1(a) and (ii) the delivery of a written notice by the Blackstone Entities to the Company requesting that this Agreement terminate.  The VCOC Investors shall advise the Company when they collectively first cease to beneficially own any of the Company’s Common Stock or other securities of the Company into which such shares of Common Stock may be converted or for which such shares of Common Stock may be exchanged, whereupon Section 3.3 hereof shall terminate.

Notices

.  Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.  Notices and other such documents will be deemed to have been given or made hereunder when sent by facsimile (receipt confirmed) delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

The Company’s address is:

Vivint Solar, Inc.
4931 North 300 West

Provo, Utah 84604
Attention:Shawn J. Lindquist, Chief Legal Officer

with a copy (not constituting notice) to:

Wilson Sonsini Goodrich & Rosati P.C.
650 Page Mill Road
Palo Alto, California 94304
Attention: Larry W. Sonsini

Pedersen’s address is:

313 Acquisition LLC
4931 North 300 West

Provo, Utah 84604
Attention:Todd Pedersen

The Blackstone Entities’ address is:

The Blackstone Group L.P.
345 Park Avenue
New York, NY 10154
Attention:Peter Wallace

The Summit Entities’ address is:

Summit Partners
222 Berkeley Street, 18th floor
Boston, MA 02116
Attention:Joseph Trustey

in the case of each of the Sponsor Groups, with a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:Peter Martelli

Edgar J. Lewandowski

Amendment; Waiver

.  Subject to Section 2.4, this Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the other parties hereto.  Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Further Assurances

.  The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.  To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Blackstone Entity being deprived of the rights contemplated by this Agreement.

Assignment

.  This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each Blackstone Entity shall be entitled to assign, in whole or in part, to any of its Permitted Assigns without such prior written consent any of its rights hereunder.

Third Parties

.  Except as expressly provided for with respect to any Blackstone Entity, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Governing Law

.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

Jurisdiction; Waiver of Jury Trial

.  In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have subject matter jurisdiction over the matter, the Superior Court of the State of Delaware (Complex Commercial Division), or, if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed.  In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 4.2.  EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Specific Performance

.  Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages.  Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

Entire Agreement

.  This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.  There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein.  This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Severability

.  If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Table of Contents, Headings and Captions

.  The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Grant of Consent

.  Any vote, consent or approval of, or designation by, or other action of, any Sponsor Group hereunder shall be deemed to be given with respect to all members of such Sponsor Group if such vote, consent, approval, designation or action is given by members of such Sponsor Group having a pecuniary interest in a majority of the shares of Common Stock over which all members of such Sponsor Group then have a pecuniary interest and shall be effective if notice of such vote, consent, approval, designation or action is provided in accordance with Section 4.2 by the respective parties as of the latest date any such notice is so provided.

Counterparts

.  This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

Effectiveness

.  This Agreement shall become effective upon the Closing Date.

No Recourse

.  This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

(Remainder Of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY

VIVINT SOLAR, INC.

By:	/s/ Gregory S. Butterfield_______________

Name:Gregory S. Butterfield

Title:Chief Executive Officer and President

Signature Page to Stockholders Agreement

313 ACQUISITION LLC

By:	/s/ Peter Wallace______________________

Name:Peter Wallace

Title:Senior Managing Director

Signature Page to Stockholders Agreement

BLACKSTONE CAPITAL PARTNERS VI L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES VI L.L.C., its general partner

By:      BMA VI L.L.C., its sole member

By: /s/ Peter Wallace_____________________

Name: Peter Wallace

Title:   Senior Managing Director

Signature Page to Stockholders Agreement

Blackstone Family Investment Partnership VI - ESC L.P.

By:	BCP VI SIDE-BY-SIDE GP L.L.C., its general partner

By: /s/ Peter Wallace_____________________

Name: Peter Wallace

Title:   Senior Managing Director

Signature Page to Stockholders Agreement

Blackstone Family Investment Partnership  VI L.P.

By:	BCP VI SIDE-BY-SIDE GP L.L.C., its general partner

By: /s/ Peter Wallace_____________________

Name: Peter Wallace

Title:   Senior Managing Director

Signature Page to Stockholders Agreement

BLACKSTONE VNT CO-INVEST L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES VI L.L.C., its general partner

By:       BMA VI L.L.C., its sole member

By: /s/ Peter Wallace_____________________

Name: Peter Wallace

Title:   Senior Managing Director

Signature Page to Stockholders Agreement

SUMMIT PARTNERS GROWTH EQUITY FUND VIII-A, L.P.

By:	Summit Partners GE VIII, L.P., its General Partner
By:	Summit Partners GE VIII, LLC, its Managing Member

By: /s/ Joseph F. Trustey___________________

Name: Joseph F. Trustey

Title: Managing Director

Signature Page to Stockholders Agreement

SUMMIT PARTNERS GROWTH EQUITY FUND VIII-B, L.P.

By:	Summit Partners GE VIII, L.P., its General Partner
By:	Summit Partners GE VIII, LLC, its Managing Member

By: /s/ Joseph F. Trustey___________________

Name: Joseph F. Trustey

Title: Managing Director

Signature Page to Stockholders Agreement

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC, its Manager
By:	Summit Partners, L.P., its Manager
By:	Summit Master Company, LLC, its General Partner

By: /s/ Joseph F. Trustey___________________

Name: Joseph F. Trustey

Title: Managing Director

Signature Page to Stockholders Agreement

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC, its General Partner
By:	Summit Partners, L.P., its Manager
By:	Summit Master Company, LLC, its General Partner

By: /s/ Joseph F. Trustey___________________

Name: Joseph F. Trustey

Title: Managing Director

Signature Page to Stockholders Agreement

ALEX J. DUNN

By: /s/ Alex Dunn________________________

Name: Alex Dunn

Signature Page to Stockholders Agreement

TODD R. PEDERSEN

By: /s/ Todd Pedersen____________________

Name: Todd Pedersen

Signature Page to Stockholders Agreement